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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): November 1, 2001



                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



             1-13782                                25-1615902
    (Commission File Number)            (IRS Employer Identification No.)



             1001 AIR BRAKE AVENUE, WILMERDING, PENNSYLVANIA, 15148
                    (Address of Principal Executive Offices)


                                 (412)-825-1000
               (Registrant's Telephone Number Including Area Code)





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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On November 1, 2001, Westinghouse Air Brake Technologies Corporation ("Wabtec") completed the disposition of certain locomotive after market assets to General Electric Company, acting through its GE Transportation Systems business ("GETS"), for approximately $240 million in cash. The transaction was consummated pursuant to an Asset Purchase Agreement, entered into on July 24, 2001. The assets consisted principally of locomotive after market products and services for which Wabtec is not the original equipment manufacturer. The purchase price of $240 million in cash was arrived at by negotiation among the parties.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a)  Not Applicable

                  (b) The pro forma financial information of Wabtec reflecting the disposition will be filed by amendment not later than sixty days after the date of this initial report on Form 8-K.

                  (c) Exhibits.

                  Exhibit 2.1 Asset Purchase Agreement, by and between General Electric Company, through its GE Transportation Systems business and Westinghouse Air Brake Technologies Corporation, dated as of July 24, 2001 (Exhibits and Schedules omitted).

                  Exhibit  99.1 Press release dated July 26, 2001.

                  Exhibit  99.2 Press release dated November 2, 2001.



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                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        WESTINGHOUSE AIR BRAKE
                                        TECHNOLOGIES CORPORATION
                                        (Registrant)


                                        By   /s/ Gregory T.H. Davies
                                           -----------------------------
                                           Gregory T.H. Davies
Date:  November 13, 2001                   President and Chief Executive Officer





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                                  EXHIBIT INDEX
                    (Pursuant to Item 601 of Regulation S-X)

EXHIBIT
NUMBER                     DESCRIPTION AND METHOD OF FILING
------                     --------------------------------

    2.1 Asset Purchase Agreement, by and between General Electric Company, through its GE Transportation Systems business and Westinghouse Air Brake Technologies Corporation, dated as of July 24, 2001 (Exhibits and Schedules omitted), filed herewith.

   99.1                    Press release dated July 26, 2001, filed herewith.

   99.2                    Press release dated November 2, 2001, filed herewith.